EXHIBIT 23.2(A)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 15, 1996 on the consolidated financial statements of Amedisys, Inc. as of December 31, 1995 and for each of the three years in the period ended December 31, 1995 included in the Prospectus which is a part of the S-1 Registration Statement dated July 17, 1996 covering the registration of 595,909 shares of Amedisys, Inc. common stock and to the reference to us under the heading "Experts" in such Prospectus.

ARTHUR ANDERSEN LLP

New Orleans, Louisiana
July 17, 1996
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                                                                 EXHIBIT 23.2(B)

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 15, 1996 on the consolidated financial statements of Amedisys, Inc. as of December 31, 1995 and for each of the three years in the period ended December 31, 1995 included in the Prospectus which is a part of the S-1 Registration Statement dated July 17, 1996 covering the registration of 595,909 shares of Amedisys, Inc. common stock and to the reference to us under the heading "Experts" in such Prospectus.

HANNIS T. BOURGEOIS & CO., L.L.P.

Baton Rouge, Louisiana
July 17, 1996